Exhibit 4.5

RITTER PHARMACEUTICALS, INC.

AMENDMENT No. 3 TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 3 to Amended and Restated Investors’ Rights Agreement (this “Amendment”), dated as of December 4, 2014, is made by and among Ritter Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the signatories hereto.

RECITALS

A.           The Company and certain of its stockholders are parties to that certain Amended and Restated Investors’ Rights Agreement, dated as of November 17, 2010 (the “IRA”), as amended by that certain Amendment No. 1 to Amended and Restated Investors’ Rights Agreement, dated as of January 13, 2011 (“Amendment No. 1”), and that certain Amendment No. 2 to Amended and Restated Investors’ Rights Agreement, dated as of February 6, 2012 (“Amendment No. 2;” Amendment No. 1, Amendment No. 2 and the IRA are collectively referred to herein as the “Existing Agreement”). Defined terms used but not otherwise defined herein or amended hereby shall have the meaning therefor set forth in the Existing Agreement.

B.           Certain of the parties to the Existing Agreement are parties to a Series C Preferred Stock and Warrant Purchase Agreement, dated an even date herewith, among the Company and the investors listed on the Schedule of Investors thereto (the “Series C Purchase Agreement”) and it is a condition to the closing of the sale of shares of Series C Preferred Stock of this Company to such investors that the Existing Agreement be amended as herein provided.

C.           Pursuant to Section 6.1 of the Existing Agreement, the Existing Agreement and any term thereof may only be amended, waived, discharged or terminated by a written instrument referencing the Existing Agreement and signed by the Company and Holders holding a majority of the Registrable Securities, which amendment, waiver, discharge or termination shall be binding on each Holder and each future holder of all securities of a Holder.

D.           The Company and the undersigned parties to this Amendment, other than the Company, have the requisite votes to amend the provisions of Existing Agreement set forth below, which amendments shall be binding upon the Company, the undersigned parties and the other parties to the Existing Agreement and each of their respective successors and assigns.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.            Amendments to Existing Agreement.

(a)          Effective as of the date of this Amendment, the definition of “Investor” as set forth in the first paragraph of the Existing Agreement shall include any purchasers of the Series C Preferred Stock pursuant to the Series C Purchase Agreement who are parties to the Existing Agreement prior to the date hereof and/or who execute a signature page to this Amendment or a

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joinder agreement pursuant to which such purchaser shall agree to be bound by and subject to the terms and conditions of the Existing Agreement as amended hereby.

(b)          Section 1.1(c) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

““Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Series A-1 Preferred Stock, Series A-1 Preferred Stock, the Series A-3 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.”

(c)          Section 1.1(i) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

““Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act, provided that the aggregate gross proceeds to the Company are greater than $10,000,000.”

(d)          Section 1.1(z) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

““Shares” shall mean the Company’s Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

(e)          Section 1.1 of the Existing Agreement is hereby amended to add at the end thereof the following definitional paragraph:

““Series C Preferred Stock” shall mean the shares of Series C Preferred Stock issued pursuant to that certain Series C Preferred Stock and Warrant Purchase Agreement, dated as of December 4, 2014, by and among the Company and the Investors named therein (the “Series C Purchase Agreement”).”

(f)          Section 3.3 of the Existing Agreement is hereby amended to add at the end thereof the following:

“The Company will not, without Board approval, including a majority of the Preferred Directors: (i) make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company; (ii) make any loan or advance to any person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors; (iii) guarantee any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business; (iv) make any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $100,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two (2) years; (v) incur any aggregate indebtedness in excess of $250,000 that is not already included in a Board-approved budget, other than trade credit incurred in the ordinary course of business;

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(vi) enter into or be a party to any transaction with any director, officer or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person except transactions resulting in payments to or by the Company in an amount less than $10,000 per year, or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors; (vii) hire, fire, or change the compensation of the executive officers, including approving any option plans; (viii) change the principal business of the Company, enter new lines of business, or exit the current line of business; or (ix) sell, transfer, license, pledge or encumber technology or intellectual property, other than licenses granted in the ordinary course of business. Notwithstanding anything in this Agreement to the contrary, any option grant to any individual in an amount in excess of 2% of the fully diluted shares of the Company will require approval by all members of the Board of Directors then in office.”

(h)          Section 3.5 of the Existing Agreement is amended to add at the end thereof the following:

“The Company’s Board of Directors shall permit Javelin Venture Partners, L.P. (“Javelin”) the right to designate one individual to attend all meetings of the Board of Directors, to participate in a non-voting capacity, to receive all notices of such meetings and to receive the information provided by the Company to the Board of Directors, in accordance with that certain Board Observer Confidentiality Agreement by and between the Company and the designee of Javelin.”

(g)          Section 5.1 of the Existing Agreement is hereby amended and restated to read in its entirety as set forth in Annex A attached hereto.

(h)          The first sentence of Section 6.1 of the Existing Agreement is hereby amended and restated to read in its entirety as follows:

“Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that (a) Holders purchasing shares of Series B Preferred Stock in a Closing after the Initial Closing (each as defined in the Purchase Agreement) may become parties to this Agreement, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder and (b) Holders purchasing shares of Series C Preferred Stock in a Closing after the Initial Closing (each as defined in the Series C Purchase Agreement) may become parties to this Agreement, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder.”

(h)          Section 6.2(c) of the Existing Agreement is hereby amended and restated to read in its entirety as follows:

“if to the Company, one copy should be sent to Ritter Pharmaceuticals, Inc., 1801 Century Park East, No. 1820, Los Angeles, California 90067, Attn: President, or at such other

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address as the Company shall have furnished to the Investors, with a copy, which shall not constitute notice, to Reed Smith LLP, 1901 Avenue of the Stars, Suite 700, Los Angeles, California 90067, Attn: Michael Sanders.”

2.            Except as expressly set forth in this Amendment, the Existing Agreement shall continue in full force and effect in accordance with its terms.

3.            This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Amendment by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart hereof.

4.            All corporate action on the part of the Company and its directors, officers, and stockholders necessary for the authorization, execution, and delivery of this Amendment by the Company has been taken on or prior to the date hereof.

5.            This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to the conflict of laws provisions thereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

COMPANY

RITTER PHARMACEUTICALS, INC.

By:	/s/ Michael D. Step
Michael D. Step,
Chief Executive Officer

Signature Page to Amendment No. 3 to Amended And Restated

Investors’ Rights Agreement, as amended

“INVESTORS”

Javelin Venture Partners, L.P.

By:	Javelin Venture Partners GP, L.P.
Its:	General Partner

By:	Javelin Venture Partner GP, LLC
Its:	General Partner

By:	/s/ Noah Doyle
Noah Doyle, Managing Director

SJ INVESTMENT COMPANY, LLC

By:	/s/ Dan Nathanson
Dan Nathanson, Managing Director

Jon Price

THE KURTZ McDERMOTT FAMILY TRUST

By:	/s/ Cynthia Kurtz
Cynthia Kurtz, Trustee

By:	/s/ James McDermott
James McDermott, Trustee

Signature Page to Amendment No. 3 to Amended And Restated

Investors’ Rights Agreement, as amended

“INVESTORS”

JAVELIN VENTURE PARTNERS I SPV I, LLC

By: Javelin Venture Partners GP, L.P.
Its: General Partner

By: Javelin Venture Partners GP, LLC
Its: General Partner

By:	/s/ Noah Doyle
Name: Noah Doyle
Title: Managing Director

Signature Page to Amendment No. 3 to Amended And Restated

Investors’ Rights Agreement, as amended

/s/ Roger Markowitz
Roger Markowitz

Signature Page to Amendment No. 3 to Amended And Restated

Investors’ Rights Agreement, as amended

ANNEX A

“5.1        Election of the Board of Directors.

(a)          The Company's Certificate of Incorporation provides that (i) the holders of the majority of the Company's Series A-1 Preferred, voting as a single class, shall be entitled to elect two directors (the “Series A-1 Directors”), (ii) the holders of the majority of the Company's Series A-3 Preferred, voting as a single class, shall be entitled to elect one director (the “Series A-3 Director”), (iii) the holders of the majority of the Company's Series B Preferred, voting as a single class, shall be entitled to elect one director (the “Series B Director”), (iv) the holders of a majority of the Series C Preferred, voting as a single class, shall be entitled to elect one director (the “Series C Director;” and collectively with the Series A-1 Directors and Series B Director, the “Preferred Directors”) and (v) the Company's Preferred Stock and the holders of the Company's Common Stock, voting together as one class, shall be entitled to elect any remaining directors (the “Joint Directors”). Accordingly, during the term of this Agreement, each Investor agrees to vote all Shares and shares of the Company's Common Stock held by such Investor in such manner as may be necessary to elect (and maintain in office) as members of the Company's Board of Directors the following individuals: (i) two Series A-1 Designees (as defined below) as the Series A-1 Directors, (ii) one Series A-3 Designee (as defined below) as the Series A-3 Director, (iii) one Series B Designee (as defined below) as the Series B Director, (iv) one Series C Designee (as defined below) as the Series C Director, and (v) one Joint Designee (as defined below) as a Joint Director.

(b)          The current size of the Board of Directors is six (6) and can be changed by resolution of the Board of Directors. The designees to the Company's Board of Directors described above (each a “Designee”) shall be selected as follows:

(i) the two “Series A-1 Designees” shall be chosen by a majority-in-interest of the holders of outstanding shares of the Company's Series A-1 Preferred and shall initially be Andrew Ritter and Ira Ritter,

(ii) the one “Series A-3 Designee” shall be chosen by a majority-in-interest of the holders of outstanding shares of the Company's Series A-3 Preferred and shall initially be Thomas Adamek,

(iii) the one “Series B Designee” shall be chosen by a majority-in-interest of the holders of outstanding shares of the Company's Series B Preferred, which seat shall be vacant as of immediately subsequent to the Initial Closing as that term is defined under the Series C Purchase Agreement,

(iv) the one “Series C Designee" shall be chosen by a majority-in-interest of the holders of outstanding shares of the Company's Series c Preferred and shall initially be Noah Doyle,

(v) the “Joint Designee” shall be the Company's Chief Executive Officer, and shall initially be Michael Step.

Such approval shall take the form of a notice signed by a majority-in-interest of the holders of Shares and the holders of Common Stock; provided however, that if no such notice has been delivered to the Secretary of the Company within ten days prior to any regular or special meeting of stockholders or five days after receiving an Action by Written Consent, the Secretary of the Company shall deliver a ballot to each holder of Shares and each holder of Common Stock. Such ballot shall contain the nominee or nominees of any holder of Shares or any holder of Common Stock, the names of which were delivered to the Secretary prior to the mailing of the ballot, and shall contain instructions that each holder of Shares and each holder of Common Stock is to complete and return such ballot to the Secretary of the Company within five days of the effective date of such notice.

(c)          Changes in Designees. From time to time during the term of this Agreement, Investors who hold sufficient Shares to select a Designee pursuant to this Agreement may, in their sole discretion: (i) notify the Company in writing of an intention to remove from the Company's Board of Directors any incumbent Designee who occupies a Board seat for which such Investors are entitled to designate the Designee; or (ii) notify the Company in writing of an intention to select a new Designee for election to a Board seat for which such Voting Parties are entitled to designate the Designee (whether to replace a prior Designee or to fill a vacancy in such Board seat). In the event of such an initiation of a removal or selection of a Designee under this section, the Company shall take such reasonable actions as are necessary to facilitate such removals or elections, including, without limitation, soliciting the votes of the appropriate stockholders, and the Investors shall vote their Shares to cause: (i) the removal from the Company's Board of Directors of the Designee or Designees so designated for removal; and (ii) the election to the Company's Board Directors of any new Designee or Designees so designated.”